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                                                                 EXHIBIT 11
                                               KEYCORP
                             COMPUTATION OF NET INCOME PER COMMON SHARE
                           (dollars in thousands, except per share amounts)


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
                                                       Three months ended September 30,       Nine months ended September 30,
                                                       -------------------------------        ------------------------------
                                                              1994                1993             1994              1993
                                                       --------------   --------------        -------------    --------------
NET INCOME APPLICABLE TO COMMON SHARES
   Net income                                             $229,328            $200,802           $659,730             $587,564
   Less: Preferred dividend requirements                     4,000               4,158             12,000               14,097
                                                       --------------   --------------        -------------    ---------------
   Net income applicable to Common Shares                 $225,328            $196,644           $647,730             $573,467
                                                       ==============   ==============        =============    ===============
NET INCOME PER COMMON SHARE
   Weighted average Common Shares outstanding          244,132,128         240,821,930        243,635,197          239,437,141
                                                       ==============   ==============        =============    ===============
   Net income applicable to Common Shares                 $225,328            $196,644           $647,730             $573,467
                                                       ==============   ==============        =============    ===============
   Net income per Common Share                               $0.92               $0.82              $2.66                $2.40
                                                       ==============   ==============        =============    ===============
NET INCOME PER COMMON SHARE -- PRIMARY
   Weighted average Common Shares outstanding          244,132,128         240,821,930        243,635,197          239,437,141
   Dilutive common stock options (1)                     2,813,300           1,571,119          2,672,647            1,892,081
                                                       --------------   --------------        -------------    ---------------
   Weighted average Common Shares and Common Share
       equivalents outstanding                         246,945,428         242,393,049        246,307,844          241,329,22
                                                       ==============   ==============        =============    ===============
   Net income applicable to Common Shares                 $225,328            $196,644           $647,730             $573,467
                                                       ==============   ==============        =============    ===============
   Net income per Common Share                               $0.91               $0.81              $2.63                $2.38
                                                       ==============   ==============        =============    ===============

NET INCOME PER COMMON SHARE -- FULLY DILUTED
   Weighted average Common Shares outstanding          244,132,128         240,821,930        243,635,197          239,437,141
   Dilutive common stock options (1)                     2,813,804           3,009,280          2,675,110            2,063,647
                                                       --------------   --------------        -------------    ---------------
   Weighted average Common Shares and Common Share
      equivalents outstanding                          246,945,932         243,831,210        246,310,307          241,500,788
                                                       ==============   ==============        =============    ===============
   Net income applicable to Common Shares                 $225,328            $196,644           $647,730             $573,467
                                                       ==============   ==============        =============    ===============
   Net income per Common Share                               $0.91               $0.81              $2.63                $2.37
                                                       ==============   ==============        =============    ===============

(1) Dilutive common stock options are based on the treasury stock method using average market price in computing net income per Common Share -- primary, and the higher of period-end market price or average market price in computing net income per Common Share -- fully diluted.

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